UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 2, 2006
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 2, 2006, Noble Corporation (the “Company”), Noble Holding (U.S.) Corporation (“NHC”), Noble Drilling Corporation (the “Borrower”) and Goldman Sachs Credit Partners L.P., as the initial lender and administrative agent (“GSCP”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”). The Second Amendment amends the Credit Agreement, dated as of December 22, 2005, as amended by the First Amendment to Credit Agreement, dated as of February 17, 2006 (as amended, the “Credit Agreement”), between the Company, NHC, the Borrower and GSCP, to extend the “Maturity Date” (as defined in the Credit Agreement) of the US$600 million borrowed under the Credit Agreement on December 22, 2005 and to provide GSCP a right to syndication under certain conditions. The Maturity Date has been extended from May 22, 2006 to April 1, 2007. All other terms of the Credit Agreement continue to be in full force and effect. A copy of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Each of NHC, the Borrower and Noble Drilling Holding LLC is a direct or indirect wholly owned subsidiary of the Company.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Second Amendment to Credit Agreement, dated as of March 2, 2006, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: March 3, 2006	By:	/s/ Mark A. Jackson
Mark A. Jackson
President and Chief Operating Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Second Amendment to Credit Agreement, dated as of March 2, 2006, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P.

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